UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2015

Calithera Biosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36644	27-2366329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 Oyster Point Blvd., Suite 200 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 870-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

2014 Bonuses

On February 5, 2015, the Compensation Committee of the Board of Directors of Calithera Biosciences, Inc. reviewed the achievement of Calithera corporate and individual performance goals and other factors under its bonus program for 2014 in determining the amounts earned by our Chief Executive Officer, Chief Financial Officer and each other “named executive officer” (as defined under applicable securities laws). Our 2014 goals related to the advancement of our clinical trials and preclinical programs, business and corporate development objectives, collaboration objectives and financial management objectives. The Compensation Committee determined that Drs. Molineaux, Bennett and Sjogren and Mr. Waddill were entitled to 100% of their target bonuses. The following table sets forth the target bonuses earned in 2014, which will be paid during 2015:

Name	2014 Target Bonus
Susan Molineaux, Ph.D. President and Chief Executive Officer	$160,000
William D. Waddill (1) Senior Vice President, Chief Financial Officer, Treasurer and Secretary	$81,000
Mark K. Bennett, Ph.D. Senior Vice President, Research	$105,000
Eric B. Sjogren, Ph.D. Senior Vice President, Drug Discovery	$105,000

(1)	Mr. Waddill’s 2014 target bonus amount is pro rated from April 2014, the date he commenced employment with us.

2015 Bonus Plan and Salary Increases

On February 11, 2015, the Compensation Committee approved annual salaries and target bonus percentages for 2015 for our Chief Executive Officer, Chief Financial Officer and each other “named executive officer.” Our 2015 goals related to the advancement of our clinical trials and preclinical programs, business and corporate development objectives, collaboration objectives and financial management objectives. The following table sets forth the base salary and target bonus percentages for 2015:

Name	2015 Base Salary	Target Bonus %
Susan Molineaux, Ph.D. President and Chief Executive Officer	$440,000	50%
William D. Waddill Senior Vice President, Chief Financial Officer, Treasurer and Secretary	$325,000	35%
Mark K. Bennett, Ph.D. Senior Vice President, Research	$315,000	35%
Eric B. Sjogren, Ph.D. Senior Vice President, Drug Discovery	$315,000	35%

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calithera Biosciences, Inc.

Dated: February 11, 2015

	By:	/s/ William D. Waddill
William D. Waddill
Senior Vice President, Chief Financial Officer, Treasurer and Secretary